Exhibit 99.1

FOR RELEASE:		CONTACT:
Date:	May 1, 2008	Julie Fallon
Time:	8:00 am Eastern	Tel. (781) 356-9517
Alternate Tel. (617) 320-2401
fallon@haemonetics.com

Haemonetics Reports Strong Results for Fourth Quarter and Fiscal Year End 2008

And Issues Guidance for Continued Strong Growth in Fiscal 2009

— Company Announces $60 Million Share Repurchase Authorization —

Braintree, MA, May 1, 2008 — Haemonetics Corporation (NYSE: HAE) today reported fourth quarter fiscal 2008 GAAP net revenues of $139 million, up 19%; operating income of $20 million, down 21%; and net earnings per share of $0.52, down 29%.  The Company also reported fiscal year end 2008 GAAP net revenues of $516 million, up 15%; operating income of $70 million, up 12%, and net earnings per share of $1.94, up 9%.

Excluding charges in both fiscal 2007 and 2008 and a legal settlement and certain tax benefits in 2007, fourth quarter fiscal 2008 adjusted operating income was $23 million, up 10%, and adjusted earnings per share were $0.58, level with prior year.  Full year 2008 adjusted operating income was $77 million, up 10%, and adjusted earnings per share were $2.10, up 10%.(1)

(1) The Company has attached a reconciliation of GAAP to adjusted results at the end of this release.  A copy of the reconciliation is also posted on the web at http://www.haemonetics.com/investors.

Brad Nutter, Haemonetics’ Chairman and CEO, said, “I am pleased to report four consecutive quarters of double digit revenue growth and double digit growth in adjusted operating income and adjusted earnings per share for the year.  Growth continues to come from strength across multiple product lines and geographies, and we have a positive outlook for all these markets.”

“In the year, we made good strides in our vision to be the global leader in blood management solutions for our customers.  We introduced several new products in both the blood bank and hospital markets.  We acquired a new device for patient blood management and a consulting and information technology platform for hospital blood management.  Haemonetics now provides customers with a value proposition that includes the most extensive depth and breadth of devices, services, and information technology platforms across the blood bank and hospital markets.”

FINANCIALS

In addition to revenues and earnings per share, Haemonetics reported fourth quarter gross profit of $70 million, up 20%, and gross margin of 50.6%, up 70 basis points.  For the year, gross profit was $258 million, up 13%, and gross margin was 49.9%, down 70 basis points.  Gross margin was impacted by product mix as lower gross margin contributors, plasma and equipment, had very strong sales growth.

Adjusted operating expenses were $47 million in the quarter, up 26%, and $181 million for the year, up 15%.  Nearly half of the year’s increase came from three areas:  1) planned enterprise resource planning (“ERP”) spending; 2) the acquisitions of IDM, Infonale, and Haemoscope, whose expenses were not included in most of fiscal 2007 financial results; and 3) continued investment in Arryx R&D.

Haemonetics’ tax rate was 35.5% in the quarter and 32.8% for the year.  In the year, Haemonetics benefited from resolution of certain tax contingencies.

Haemonetics ended the year with a cash balance of $134 million, and $12 million of debt.  During the year, the Company generated $76 million of cash flow from operations and invested $57 million in capital expenditures to invest in ERP, the plasma business, and software development.  In the year, the Company invested $75 million in a share repurchase and $46 million on acquisitions.

EXPANDING THE BUSINESS

Haemonetics continues to make progress expanding the business.  The Company reported the following highlights during the fiscal year just ended:

•                  Preferred provider contracts with Haema AG and Octapharma Europe in its plasma business which can capitalize on ongoing collection market growth

•                  Expansion of an agreement with the U.S. Department of Defense for information technology services that manage the Department of Defense’s blood standard system

•                  Launch of a module for the Company’s Symphony software suite that allows blood bank customers to automate applications in their manufacturing and distribution operations

•                  Acquisition of the TEG® Thrombelastograph® Hemostasis Analyzer business which is expected to add more than $16 million in annual revenues

•                  Acquisition of Infonalé which gives Haemonetics strategic expertise in hospital blood management consulting services

•                  Restructuring of European and Asian operations which reported revenue growth of 11% and 19%, respectively

•                  Completion of Phase I of an enterprise resource planning initiative which converted all geographies, sales, service and financial functions to a new system

ANNUAL PRODUCT LINE GROWTH

Among the product lines, plasma disposables revenue was $40 million for the quarter, up 32%.  Annual plasma disposables revenue was $155 million, up 22%.  Plasma disposable sales benefited from continued growth in U.S. and European plasma collections as well as from Haemonetics’ collection growth at new customer sites.  Haemonetics expects that growth in the plasma market will continue to drive strong plasma sales for the next several years.

Blood bank disposables revenue was $36 million for the quarter, up 11%.  Annual blood bank disposables revenue was $136 million, up 8%.  Blood bank growth was driven by strong sales in Europe and Asia as the Company sees early benefits from last year’s reorganization initiatives.

Red cell disposables revenue was $12 million for the quarter, up 7%.  Annual red cell disposables revenue was $46 million, up 7%.  Strong equipment sales of the newest generation Cymbal® automated blood collection system and the MCS®+ mobile collection system in the first half of the year drove strong product line sales.  Including equipment, total revenues for the red cell product line grew 13% in the year.

Software and services revenue was $10 million for the quarter, down 5%.  Annual software and services revenue was $39 million, up 17%.  Software and services revenue growth in the year came from several areas:  1) the acquisition of IDM, Inc. in January 2007; 2) the integration of the Surround software suite into the operations of Hema Quebec, completing the integration of Surround into all Canadian blood testing; and 3) the ongoing management of and enhancements to the U.S. Department of Defense’s Defense Blood Standard System.

Surgical disposables revenue was $21 million, up 23% for the quarter.  Annual Surgical disposables revenue was $72 million, up 8%.  Growth for the quarter and year was driven by the TEG product line which Haemonetics acquired in November 2007.

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OrthoPAT® disposables revenue was $9 million for the quarter, up 10%.  Annual OrthoPAT disposables revenue was $34 million, up 12%.  The Company placed more than 175 OrthoPAT devices in the field in fiscal 2008.  Equipment placements are expected to continue to drive disposables growth into fiscal 2009.

Equipment revenue was $11 million for the quarter, up 50%, and $33 million for the year, up 48%.  Equipment sales growth was driven by sales of plasma devices in the growing European and Asian markets, platelet equipment in Europe, and red cell equipment in the U.S.

FISCAL 2009 SHARE REPURCHASE PLAN

Haemonetics said today that its Board of Directors has authorized a $60 million share repurchase program.

FISCAL 2009 GUIDANCE

Haemonetics announced its fiscal 2009 guidance.  In fiscal 2009, the Company anticipates revenue growth of 8-11%, with growth again being driven by multiple product lines.  Growth is planned from plasma, red cells, software, OrthoPAT, internal new products, and the acquired TEG product line.  Adjusted operating income is expected to grow 14-17%, and adjusted earnings per share are expected to be in a range of $2.31 to $2.41, up 10-14%.

The Company further expects gross margin improvement of more than 150 basis points and operating margin improvement of 70 basis points in fiscal 2009.

Adjusted fiscal 2009 guidance excludes $7-8 million, or approximately $0.17-$0.20 per share, of costs to restructure other areas of Haemonetics’ business, including manufacturing, quality, R&D, and Europe Phase II.

For the full year 2009, the Company expects to generate $40 million of free cash flow.

Fiscal 2009 GAAP earnings per share guidance is $2.14 to $2.21.

Haemonetics has posted potential income scenarios reflecting guidance ranges as well as potential fiscal 2009 product line growth on its website at www.haemonetics.com.

CONFERENCE CALL

Haemonetics will hold a conference call on Thursday, May 1st at 10:00 am Eastern to discuss these results.  Interested parties can participate in the conference call by dialing 888-802-8577 (U.S. only) or (973) 935-8754 (International) with conference ID 42384135.  The call will be replayed through May 15, 2008 at (800) 642-1687 (U.S. only) or (706) 645-9291 (International) using PIN 42384135.

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing innovative blood management solutions for our customers.  Together, our devices and consumables, information technology platforms, and consulting services deliver a suite of business solutions to help our customers improve clinical outcomes and reduce the cost of healthcare for blood collectors, hospitals, and patients around the world.  Our technologies address important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services.  To learn more about Haemonetics, visit our web site at http://www.haemonetics.com.

As part of this release, Haemonetics has presented supplemental non-GAAP financial results which exclude restructuring costs in FY08 and restructuring costs, an in-process research and development charge, a legal settlement and the resolution of an audit of a prior year tax return in FY07.  Haemonetics believes that these non-GAAP results are useful to investors because it allows for an evaluation of the Company with a focus on the results of our core business.

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This release contains forward-looking statements that involve risks and uncertainties, including technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, product demand, market acceptance, regulatory uncertainties, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers’ ordering patterns, the effect of industry consolidation as seen in the plasma market, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company’s filings with the Securities and Exchange Commission.  The foregoing list should not be construed as exhaustive.  The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements.

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Haemonetics Corporation Financial Summary for the Fourth Quarter FYE08

Consolidated Statements of Income

(Unaudited data in thousands, except per share data)

Income Statement:	3/29/08 As Reported	3/31/07 As Reported	% Inc/(Dec) vs Prior Year
NET REVENUES	$138,739	$116,919	18.7%
Gross profit	70,141	58,346	20.2%
R&D	5,790	6,540	(11.5%)
S,G&A	44,042	31,815	38.4%
Arbitration and Settlement Income	0	(5,700)	(100.0%)
Operating expenses	49,832	32,655	52.6%

Operating income	20,309	25,691	(20.9%)
Interest expense	(24)	(68)	(64.7%)
Interest income	1,028	1,962	(47.6%)
Other income/(expense), net	69	830	(91.7%)

Income before taxes	21,382	28,415	(24.8%)

Tax expense	7,589	8,631	(12.1%)

NET INCOME	$13,793	$19,784	(30.3%)

Net income per common share assuming dilution	$0.52	$0.72	(28.5%)

Weighted average number of shares
Basic	25,653	26,469
Diluted	26,602	27,313

Profit Margins:			Inc/(Dec) vs prior year profit margin%
Gross profit	50.6%	49.9%	0.7%
R&D	4.2%	5.6%	(1.4%)
S,G&A	31.7%	27.2%	4.5%
Operating income	14.6%	22.0%	(7.4%)
Income before taxes	15.4%	24.3%	(8.9%)
Net income	9.9%	16.9%	(7.0%)

Haemonetics Corporation Financial Summary for FYE08 YTD

Consolidated Statements of Income

(Unaudited data in thousands, except per share data)

Income Statement:	3/29/08 As Reported	3/31/07 As Reported	% Inc/(Dec) vs Prior Year
NET REVENUES	$516,440	$449,607	14.9%
Gross profit	257,725	227,300	13.4%
R&D	24,322	24,109	0.9%
S,G&A	163,116	137,073	19.0%
Arbitration and Settlement Income	0	(5,700)	(100.0%)
In-Process R&D	0	9,073	(100.0%)
Operating expenses	187,438	164,555	13.9%

Operating income	70,287	62,745	12.0%
Interest expense	(377)	(1,256)	(70.0%)
Interest income	5,418	7,864	(31.1%)
Other income/(expense), net	1,974	2,983	(33.8%)

Income before taxes	77,302	72,336	6.9%

Tax expense	25,322	23,227	9.0%

NET INCOME	51,980	49,109	5.8%

Net income per common share assuming dilution	$1.94	$1.78	9.4%

Weighted average number of shares
Basic	25,824	26,746
Diluted	26,746	27,649

Profit Margins:			Inc/(Dec) vs prior year profit margin%
Gross profit	49.9%	50.6%	(0.7%)
R&D	4.7%	5.4%	(0.7%)
S,G&A	31.6%	30.5%	1.1%
Operating income	13.6%	14.0%	(0.4%)
Income before taxes	15.0%	16.1%	(1.1%)
Net income	10.1%	10.9%	(0.8%)

Haemonetics Corporation Financial Summary for Fourth Quarter FYE08 and FYE08 YTD

Revenue Analysis

(Unaudited Data in thousands)

	Fourth Quarter			Twelve Months Ended
Revenue Analysis:	3/29/08 As Reported	3/31/07 As Reported	% Inc/(Dec)	3/29/08 As Reported	3/31/07 As Reported	% Inc/(Dec)
Revenues by Geography
United States	$62,727	$50,570	24.0%	$232,812	$193,620	20.2%
International	$76,012	$66,349	14.6%	283,628	255,987	10.8%
Net Revenues	$138,739	$116,919	18.7%	$516,440	$449,607	14.9%

Disposable Revenues by Product Family

Donor:
Plasma	$40,430	$30,718	31.6%	$155,219	$126,971	22.2%
Blood Bank	$35,749	$32,218	11.0%	136,148	126,216	7.9%
Red Cell	$12,120	$11,301	7.2%	46,377	43,406	6.8%
	$88,299	$74,237	18.9%	$337,744	$296,593	13.9%
Patient:
Surgical / Diagnostic	$21,178	$17,254	22.7%	72,085	66,552	8.3%
OrthoPAT	$9,179	$8,383	9.5%	34,301	30,515	12.4%
	$30,357	$25,637	24.0%	$106,386	$97,067	9.6%

Subtotal	$118,656	$99,874	18.8%	$444,130	$393,660	12.8%

Equipment	$10,527	$7,022	49.9%	$32,813	$22,229	47.6%
Software & Services	$9,556	$10,023	(4.7%)	39,498	33,718	17.1%
Net Revenues	$138,739	$116,919	18.7%	$516,440	$449,607	14.9%

Haemonetics Corporation Financial Summary for FYE08 YTD

Consolidated Balance Sheets

(Data in thousands)

	Period ending
Balance Sheet:	03/29/08	03/31/07

Assets
Cash & cash equivalents	$133,553	$229,227
Accounts receivable, net	$120,252	$91,832
Inventories, net	$65,388	$61,797
Other current assets	$32,881	$20,815
Total current assets	$352,074	$403,671
Net PP&E	$116,484	$90,775
Other assets	$129,198	$78,289

Total assets	$597,756	$572,735

	Period ending
	03/29/08	03/31/07

Liabilities & Stockholders’ Equity
S/T debt & current maturities	$6,326	$22,201
Other current liabilities	89,391	$59,816
Total current liabilities	95,717	82,017
Long-term debt	6,037	6,675
Other long-term liabilities	1,814	4,395
Stockholders’ equity	494,188	479,648

Total liabilities & equity	$597,756	$572,735

Haemonetics Corporation Financial Summary for FYE08

FREE CASH FLOW RECONCILIATION

(Unaudited data in thousands)

	Three Months Ended		Twelve Months Ended
FREE CASH FLOW RECONCILIATION:	3-29-08	3-31-07	3-29-08	3-31-07
GAAP CASH FLOW FROM OPERATIONS	$30,414	$24,096	$76,168	$83,563
Capital expenditures	$(16,223)	$(13,453)	$(56,800)	$(40,438)
Proceeds from sale of property, plant and equipment	$605	$255	$1,834	$2,843
Net investment in property, plant and equipment	$(15,618)	$(13,198)	$(54,966)	$(37,595)

Free Cash Flow	$14,796	$10,898	$21,202	$45,968

Haemonetics Corporation Financial Summary

Reconciliation of Non-GAAP Measures

Haemonetics has presented supplmental non-GAAP financial measures as part of this earnings release.  A reconciliation is provided below that reconciles each non-GAAP financial measure with the most comparable GAAP measure.  The presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures.  There are material limitations to the usefullness of non-GAAP measures on a standalone basis, including the lack of comparability to the GAAP financial results of other companies.

These measures are used by management to monitor the financial performance of the business, inform business decision making, and to forecast future results.  Performance targets for management are established based upon these non-GAAP measures.  In the reconciliations below we have removed restructuring costs from our GAAP expenses.  These restructuring costs result from a significant transformation of our International businesses during our fiscal years 2008 and 2007.  This transformation resulted in the formation of a shared service center in Europe, and exiting various offices across Europe, and Japan.   We have also removed In-Process research and development expenses associated with the acquisition of Arryx, Inc in FY07, and the receipt of an award resulting from a net settlement agreement against a competitor in FY07, and lastly removed is the impact of a reduction to income tax due to the finalization of an audit of prior year income tax returns in FY07. We believe this information is useful for investors because it allows for an evaluation of the Company with a focus on the performance of our core operations.

- Non-GAAP S,G&A and Non-GAAP Operating Expenses

The use of this non-GAAP measure allows management to monitor the ongoing level of spend that is necessary to support the business in a period when we are not transforming our business, or completing an acquisition of in-process research and development.  We establish our budgets, forecasts, and performance targets excluding these costs.

- Non-GAAP Operating Income and Non-GAAP Income Before Income Taxes

The use of these non-GAAP measures allows management to monitor the level of operating and total pre-tax profits without the costs of our business transformation or in-process research and development costs. We establish our budgets, forecasts, and performance targets on this basis.

- Non-GAAP Operating Income and Non-GAAP Income Before Income Taxes

The use of these non-GAAP measures allows management to monitor the level of operating and total pre-tax profits without the costs of our business transformation or in-process research and development costs. We establish our budgets, forecasts, and performance targets on this basis.

- Non-GAAP Net Income and Earnings Per Share

The use of these non-GAAP measures allows management to monitor the level of net income and earnings per share excluding both the costs of our business transformation, in-process research and development costs, as well as any related tax effects, and the favorable resolution of an audit of prior year tax returns.  We establish our budgets, forecasts, and performance targets on this basis.

Reconciliation of Non-GAAP Measures for the Fourth Quarter of FY08 and FY07

	03/29/08	03/31/07
Non-GAAP S,G&A
GAAP S,G&A	$44,042	$31,815
Restructuring Costs	(2,384)	(586)
Non-GAAP S,G&A	$41,658	$31,229

Non-GAAP Operating expenses
GAAP Operating Expenses	$49,832	$32,655
Restructuring Costs	(2,384)	(586)
Baxter PI Settlement		5,700
Non-GAAP Operating Expenses	$47,448	$37,769

Non-GAAP Operating income
GAAP Operating Income	$20,309	$25,691
Restructuring Costs	2,384	586
Baxter PI Settlement		(5,700)
Non-GAAP Operating income	$22,693	$20,577

Non-GAAP Income before taxes
GAAP Income before taxes	$21,382	$28,415
Restructuring Costs	2,384	586
Baxter PI Settlement		(5,700)
Non-GAAP Income before taxes	$23,766	$23,301

Non-GAAP Net Income
GAAP Net Income	$13,793	$19,784
Restructuring Costs	2,384	586
Baxter PI Settlement		(5,700)
Tax benefit associated with Restructuring Costs	(847)	(176)
Tax benefit associated with Baxter PI Settlement		1,721
Resolution of Tax Contingencies		(399)
Non-GAAP NET INCOME	$15,330	$15,816

Non-GAAP Net Income per common share assuming dilution
GAAP Net Income per common share assuming dilution	$0.52	$0.72
Restructuring Costs after tax per common share assuming dilution	$0.06	$0.02
Baxter PI Settlement per common share assuming dilution	$0.00	$(0.15)
Resolution of Tax Contingencies per common share assuming dilution	$0.00	$(0.01)
Non-GAAP Net Income per common share assuming dilution	$0.58	$0.58

Haemonetics Corporation Financial Summary

Reconciliation of Non-GAAP Measures

Haemonetics has presented supplmental non-GAAP financial measures as part of this earnings release.  A reconciliation is provided below that reconciles each non-GAAP financial measure with the most comparable GAAP measure.  The presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures.  There are material limitations to the usefullness of non-GAAP measures on a standalone basis, including the lack of comparability to the GAAP financial results of other companies.

These measures are used by management to monitor the financial performance of the business, inform business decision making, and to forecast future results.  Performance targets for management are established based upon these non-GAAP measures.  In the reconciliations below we have removed restructuring costs from our GAAP expenses.  These restructuring costs result from a significant transformation of our International businesses during our fiscal years 2008 and 2007.  This transformation resulted in the formation of a shared service center in Europe, and exiting various offices across Europe, and Japan.   We have also removed In-Process research and development expenses associated with the acquisition of Arryx, Inc. in FY07, and the receipt of an award resulting from a net settlement agreement against a competitor in FY07. Lastly removed is the impact of a reduction to income tax due to the finalization of an audit of prior year income tax returns in FY07. We believe this information is useful for investors because it allows for an evaluation of the Company with a focus on the performance of our core operations.

- Non-GAAP S,G&A and Non-GAAP Operating Expenses

The use of this non-GAAP measure allows management to monitor the ongoing level of spend that is necessary to support the business in a period when we are not transforming our business, or completing an acquisition of in-process research and development.  We establish our budgets, forecasts, and performance targets excluding these costs.

- Non-GAAP Operating Income and Non-GAAP Income Before Income Taxes

The use of these non-GAAP measures allows management to monitor the level of operating and total pre-tax profits without the costs of our business transformation or in-process research and development costs. We establish our budgets, forecasts, and performance targets on this basis.

- Non-GAAP Operating Income and Non-GAAP Income Before Income Taxes

The use of these non-GAAP measures allows management to monitor the level of operating and total pre-tax profits without the costs of our business transformation or in-process research and development costs. We establish our budgets, forecasts, and performance targets on this basis.

- Non-GAAP Net Income and Earnings Per Share

The use of these non-GAAP measures allows management to monitor the level of net income and earnings per share excluding both the costs of our business transformation, in-process research and development costs, as well as any related tax effects, and the favorable resolution of an audit of prior year tax returns.  We establish our budgets, forecasts, and performance targets on this basis.

Reconciliation of Non-GAAP Measures for the Full Year FY08 and FY07

	03/29/08	03/31/07
Non-GAAP S,G&A
GAAP S,G&A	$163,116	$137,073
Restructuring Costs	(6,307)	(3,518)
Non-GAAP S,G&A	$156,809	$133,555

Non-GAAP Operating expenses
GAAP Operating Expenses	$187,438	$164,555
Restructuring Costs	(6,307)	(3,518)
In-Process Research and Development		(9,073)
Baxter PI Settlement		5,700
Non-GAAP Operating Expenses	$181,131	$157,664

Non-GAAP Operating income
GAAP Operating Income	$70,287	$62,745
Restructuring Costs	6,307	3,518
In-Process Research and Development		9,073
Baxter PI Settlement		(5,700)
Non-GAAP Operating income	$76,594	$69,636

Non-GAAP Income before taxes
GAAP Income before taxes	$77,302	$72,336
Restructuring Costs	6,307	3,518
In-Process Research and Development		9,073
Baxter PI Settlement		(5,700)
Non-GAAP Income before taxes	$83,609	$79,227

Non-GAAP Net Income
GAAP Net Income	$51,980	$49,109
Restructuring Costs	6,307	3,518
In-Process Research and Development		9,073
Baxter PI Settlement		(5,700)
Tax benefit associated with Restructuring Costs	(2,067)	(1,180)
Tax benefit associated with Baxter PI Settlement		1,721
Resolution of Tax Contingencies		(3,967)
Non-GAAP NET INCOME	$56,220	$52,574

Non-GAAP Net Income per common share assuming dilution
GAAP Net Income per common share assuming dilution	$1.94	$1.78
Restructuring Costs after tax per common share assuming dilution	$0.16	$0.09
In-Process Research and Development per common share assuming dilution	$0.00	$0.33
Baxter PI Settlement per common share assuming dilution	$0.00	$(0.15)
Resolution of Tax Contingencies per common share assuming dilution	$0.00	$(0.14)
Non-GAAP Net Income per common share assuming dilution	$2.10	$1.90